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                                                                     Exhibit 2.1

                                                                  Execution Copy





                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                               GENZYME CORPORATION
                        AND GELTEX PHARMACEUTICALS, INC.


                         ------------------------------

                         Dated as of September 11, 2000

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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of September 11, 2000 is among Genzyme Corporation ("Parent"), a Massachusetts corporation and GelTex Pharmaceuticals, Inc. ("Company"), a Delaware corporation. The parties wish to effect a business combination through a merger (the "Merger") of the Company with and into a wholly-owned subsidiary of Parent to be formed as a Massachusetts corporation ("Merger Sub") on the terms and conditions set forth herein.

                                 R E C I T A L S

         A. For United States Federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization within the meaning of
Section 1.368-2(g) of the income tax regulations promulgated under the Code. For financial accounting purposes, it is intended that the Merger will be accounted for using the purchase method of accounting.

         B. For purposes of this Agreement, "Parent Common Stock" shall mean Genzyme General Division Common Stock, $0.01 par value per share, together with an associated Genzyme General Division Common Stock Purchase Right under Parent's Amended and Restated Renewed Rights Agreement (the "Genzyme's Rights Plan").

         In consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

                             SECTION 1 - THE MERGER

     1.1 THE MERGER.

     (a) Upon the terms and subject to the conditions hereof, and in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL") and the General Corporation Law of the State of Delaware (the "DGCL"), Company shall be merged with and into Merger Sub. The Merger shall occur at the Effective Time (as defined herein). Following the Merger, Merger Sub shall continue as the surviving corporation (sometimes referred herein as the "Surviving Corporation") and the separate corporate existence of Company shall cease.

     (b) Promptly following execution of this Agreement but in no event later than the date the Registration Statement (as defined in Section 2.22) is filed with the Securities and Exchange Commission (the "SEC"), Parent shall cause Merger Sub to be incorporated as a Massachusetts corporation, to adopt a charter and such other organizational documents as may be necessary or advisable and which shall be appropriate for effecting the purposes of this Agreement, and to become a party to this Agreement pursuant to an Agreement of Joinder substantially in the form attached hereto as EXHIBIT A.

     (c) The name of the Surviving Corporation shall be "GelTex Pharmaceuticals, Inc." The purpose of the Surviving Corporation shall be to develop, manufacture and sell human

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health care products and to engage generally in any business that may lawfully be carried on by a corporation formed under Chapter 156B of the General Laws of Massachusetts.

     1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties shall cause articles of merger (the "Articles of Merger") with respect to the Merger to be filed and recorded in accordance with the MBCL and a certificate of merger (the "Certificate of Merger") with respect to the Merger to be filed and recorded in accordance with the DGCL, and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Articles of Merger and the Certificate of Merger are duly filed with the Secretary of State of the Commonwealth of Massachusetts and the Secretary of State of the State of Delaware, respectively, in accordance with the MBCL and the DGCL, or at such later time as is specified in the Articles of Merger and the Certificate of Merger (the "Effective Time"). Immediately prior to the filing of the Articles of Merger and the Certificate of Merger, a closing (the "Closing") will be held at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming the foregoing. The date on which the Closing occurs is referred to herein as the "Closing Date."

     1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Sections 80 and 81 of the MBCL and Sections 259, 260 and 261 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     1.4 ARTICLES OF ORGANIZATION AND BY-LAWS. Subject to Section 4.15, the Articles of Organization and By-Laws of Merger Sub, in each case as in effect immediately prior to the Effective Time, shall be the Articles of Organization and By-Laws of the Surviving Corporation until thereafter changed as provided therein or by applicable law.

     1.5  DIRECTORS AND OFFICERS.

          (a) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case, until the earlier of his or her resignation or removal or otherwise ceasing to be a director or officer, as the case may be, or until his or her respective successor is duly elected and qualified.

          (b) Each current director of Company shall submit his or her resignation at the Closing to be effective at the Effective Time.

     1.6  CONVERSION OF COMMON STOCK

          (a) MERGER CONSIDERATION. At the Effective Time, by virtue of the Merger and without any action on the part of Parent or Company:

              (i) Subject to payment of cash in lieu of fractional shares as provided below, each share of Company common stock, $0.01 par value per share (together with the associated rights (as defined in Section 2.20(c)) "Company Common Stock") outstanding

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immediately prior to the Effective Time, other than shares held by Company as treasury stock, shares held by any wholly-owned Company Subsidiary
(as defined in Section 2.4(a)), shares held by Parent, Merger Sub, or any other wholly-owned subsidiary of Parent and Dissenting Shares (as defined in Section 1.6(d)), shall be cancelled and extinguished and automatically converted into and become the right to receive, subject to the election, allocation and adjustment procedures in this Section 1.6, either:

                    (A) 0.7272 (the "Exchange Ratio") of a share of Parent Common Stock (the "Per Share Stock Consideration") or

                    (B) $47.50 in cash, without interest (the "Per Share Cash Consideration").

              (ii) The number of shares of Company Common Stock to be converted into the right to receive the Per Share Cash Consideration (the "Cash Election Number") will, subject to Section 1.6(a)(vii), equal the difference between (A) fifty percent (50%) of (I) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time less (II) the number of shares held by the Company as treasury stock and shares held by a wholly-owned Company Subsidiary, shares held by Parent, Merger Sub, or any other wholly-owned subsidiary of Parent, rounded to the nearest whole number, less (B) the number of Dissenting Shares. Other than shares held by the Company as treasury stock, shares held by a wholly-owned Company Subsidiary, shares held by Parent, Merger Sub, or any other wholly-owned subsidiary of Parent and Dissenting Shares, each of the remaining shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Stock Election Number") will be converted into the right to receive the Per Share Stock Consideration.

              (iii) Subject to the allocation and election procedures set forth in this Section 1.6, each record holder of shares of Company Common Stock will be entitled (A) to elect to receive the Per Share Cash Consideration for such shares (a "Cash Election"), (B) to elect to receive the Per Share Stock Consideration for such shares (a "Stock Election"), or (C) to indicate that such record holder elects to receive the Per Share Cash Consideration, the Per Share Stock Consideration, or a combination thereof as determined pursuant to this
Section 1.6 for Combined Election Shares (as defined below) (a "Combined Election"). All such elections will be made on a form designed for that purpose (an "Election Form").

              (iv) If the aggregate number of shares covered by valid Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of Company Common Stock covered by valid Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Combined Elections (the "Combined Election Shares") will be converted into the right to receive the Per Share Stock Consideration, and the Cash Election Shares will be converted into the right to receive Parent Common Stock and cash in the following manner:

                  Each Cash Election Share will be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which will be the Cash Election Number and the denominator of which will be the total number of Cash Election Shares, and (B) a number of shares of Parent Common

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                  Stock equal to the product of (x) the Exchange Ratio and
                  (y) a fraction equal to one minus the Cash Fraction.

              (v) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Combined Election Shares will be converted into the right to receive the Per Share Cash Consideration, and all Stock Election Shares will be converted into the right to receive Parent Common Stock and cash in the following manner:

                  Each Stock Election Share will be converted into the right to receive (A) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which will be the Stock Election Number and the denominator of which will be the total number of Stock Election Shares, and (B) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction equal to one minus the Stock Fraction.

              (vi) In the event that neither subparagraph (iv) nor subparagraph
(v) above is applicable, all Cash Election Shares will be converted into the right to receive the Per Share Cash Consideration, all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration, and all Combined Election Shares will be converted into the right to receive shares of Parent Common Stock and the right to receive cash on a proportionate basis so that, in the aggregate, the number of shares of Company Common Stock outstanding immediately prior to the Effective Time that convert into the Per Share Cash Consideration is as nearly equal to the Cash Election Number as practical.

              (vii) In the event that the value of the shares of Parent Common Stock (excluding fractional shares to be paid in cash) to be issued in the Merger, valued at the last sale price as reported by the Nasdaq National Market for the date during which the Effective Time occurs, minus the aggregate discount, if any, due to trading restrictions on the Parent Common Stock to be issued in the Merger (the "Parent Common Stock Value") is less than 45% of the total consideration to be paid in exchange for the shares of Company Common Stock (including without limitation the amount of cash to be paid in lieu of fractional shares and any other payments required to be considered in determining whether the continuity of interest requirement applicable to reorganizations under Section 368 of the Code has been satisfied) (the "Total Consideration"), then the Per Share Consideration, rather than being $47.50 in cash, without interest, shall be a combination of a fraction of a share of Parent Common Stock and cash, without interest, with a combined market value equal to $47.50, with the Parent Common Stock valued at the last sale price as reported by the Nasdaq National Market for the date during which the Effective Time occurs, rounded to the nearest cent, so that the Parent Common Stock Value is at least 45% of the Total Consideration; provided, however, in no event shall Parent be obligated to issue in excess of 19,670,586 shares, subject to equitable adjustment, of Parent Common Stock pursuant to the terms of this Agreement and the transactions contemplated hereby.

              (viii) If prior to the Effective Time there is a change in the number of issued and outstanding shares of Parent Common Stock as the result of reclassification, subdivision, recapitalization, stock split (including reverse stock split) or stock dividend, the


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Exchange Ratio and the Per Share Cash Consideration shall be equitably adjusted to give effect to such event.

              (ix) The shares of Parent Common Stock and cash payable pursuant to this Section 1.6, together with cash payments in lieu of fractional shares pursuant to Section 1.6(c), are referred to collectively as the "Merger Consideration."

          (b) ELECTION PROCEDURE. At the time of mailing of the Proxy Statement/Prospectus (as defined in Section 2.22) to holders of record of Company Common Stock entitled to vote at the Company Stockholders Meeting (as defined in Section 4.6(b)), Parent will mail, or cause to be mailed, an Election Form and a letter of transmittal to each such holder. To be effective, an Election Form must be properly completed, signed and actually received by the Exchange Agent (as defined in Section 1.9) not later than 5:00 p.m., New York City time, on the trading day that is three trading days prior to the date of the Company Stockholders Meeting (the "Election Deadline") and, in the case of the shares that are not held in book entry form, accompanied by the certificates (the "Certificates") representing all of the shares of Company Common Stock as to which such Election Form relates, duly endorsed in blank or otherwise in form acceptable for transfer (or accompanied by an appropriate guarantee of delivery by an eligible organization). For shares that are held in book entry form, Parent shall establish reasonable procedures for the delivery of such shares. Parent shall have reasonable discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms have been properly completed, signed and timely submitted or to disregard defects in Election Forms. Any such determination of Parent or the Exchange Agent shall be conclusive and binding. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 1.6, and computations will be conclusive and binding on the former holders of Company Common Stock absent manifest error. Any shares of Company Common Stock (other than shares held by Company as treasury shares, shares held by any Company Subsidiary and Dissenting Shares) for which the record holder has not, as of the Election Deadline, properly submitted to the Exchange Agent a properly completed Election Form will be deemed Combined Election Shares. Any Election Form may be revoked, by the stockholder who submitted such Election Form to the Exchange Agent, only by written notice received by the Exchange Agent (i) prior to the Election Deadline or (ii) after such time if (and only to the extent that) the Exchange Agent is legally required to permit revocations and only if the Effective Time shall not have occurred prior to such date. In addition, all Election Forms shall automatically be revoked, and all Certificates returned, if the Exchange Agent is notified in writing by Parent and Company that this Agreement has been terminated. The Exchange Agent may make such rules as are consistent with this Section 1.6 for the election process.

          (c) NO FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued pursuant to this Agreement. In lieu of fractional shares, each stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock hereunder (after aggregating all fractional shares to be received by such stockholder), shall receive, without interest, an amount in cash (rounded to the nearest whole cent) determined by multiplying such fraction by the per share last sale price of Parent Common Stock as reported by the Nasdaq National Market on the trading day immediately preceding the date during which the Effective Time occurs.

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          (d) DISSENTING SHARES

               (i) Shares of Company Common Stock held by a stockholder who has properly exercised appraisal rights with respect thereto in accordance with
Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into Merger Consideration. From and after the Effective Time, a stockholder who has properly exercised such appraisal rights shall not have any rights of a stockholder of Company, Parent or the Surviving Corporation with respect to such shares, except those provided under Section 262 of the DGCL. If, after the Effective Time of the Merger, any such stockholder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration.

               (ii) Company shall give Parent (A) prompt notice of any written demands under Section 262 of the DGCL with respect to any shares of Company Common Stock, any withdrawal of any such demand and any other instruments served pursuant to the DGCL and received by Company and (B) the right to participate in all negotiations and proceedings with respect to any such demands. Company shall cooperate with Parent concerning, and shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

          (e) CANCELLED STOCK. All shares of Company Common Stock (and the associated Rights) held at the Effective Time by Company as treasury stock or by a Company Subsidiary or by Parent, Merger Sub or another wholly-owned subsidiary of Parent shall be cancelled and extinguished and no payment shall be made with respect thereto.

          (f) MERGER SUB STOCK. Each issued and outstanding share of the capital stock of Merger Sub shall continue to be outstanding following, and shall be unaffected by, the Merger.

      1.7 COMPANY OPTIONS, WARRANTS AND PURCHASE RIGHTS

          (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (the "Company Options") (i) including those options granted under the Company's Amended and Restated 1992 Equity Incentive Plan and the Company's Amended and Restated 1995 Directors Stock Option Plan (the "Company Stock Option Plans") and those options granted outside of the Company Stock Option Plans and disclosed on Section 2.3 of the Company Disclosure Schedule and (ii) including those options assumed by the Company in connection with the acquisition of SunPharm Corporation, whether or not then exercisable, shall be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan or in the applicable stock option agreement or certificate immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Company Option shall be exercisable (or shall become exercisable in accordance with its terms) for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise

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price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent and (iii) the vesting of such options may have been accelerated as indicated on Section 2.3(b) of the Company Disclosure Schedule. After the Effective Time, Parent shall issue to each holder of an outstanding Company Option a notice describing the foregoing assumption of such Company Options by Parent. The adjustments provided herein with respect to any Company Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code so as to preserve the benefits of such "incentive stock options."

          (b) At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (the "Company Warrants"), whether or not then exercisable, shall be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable warrant immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Company Warrant shall be exercisable (or shall become exercisable in accordance with its terms) for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent. After the Effective Time, Parent shall issue to each holder of an outstanding Company Warrant a notice describing the foregoing assumption of such Company Warrants by Parent.

          (c) Company shall amend its 1995 Employee Stock Purchase Plan (the "Company Purchase Plan") so that as of the Effective Time (i) the Company Purchase Plan is terminated and (ii) there are no outstanding rights of participants under the Company Purchase Plan. Prior to the Effective Time, Company shall take all actions (including, if appropriate, amending the terms of the Company Purchase Plan) that are necessary to give effect to this Section 1.7(c).

      1.8 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of Company shall be closed and no further registration of transfers of shares of Company Common Stock shall thereafter be made. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the right to receive Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.13.

      1.9 EXCHANGE OF CERTIFICATES.

          (a) Parent shall authorize American Stock Transfer & Trust Company or one or more other persons reasonably acceptable to Company to act as Exchange Agent hereunder (the "Exchange Agent"). Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail, to former record holders of shares of Company Common Stock who have not previously submitted letters of transmittal together with Certificates, instructions for surrendering their


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Certificates in exchange for the Merger Consideration. The fees and expenses of the Exchange Agent shall be paid by Parent and Parent shall indemnify the Exchange Agent and Company against actions taken by the Exchange Agent pursuant hereto and pursuant to any Exchange Agent agreement other than for acts or omissions which constitute willful misconduct or gross negligence, pursuant to the agreement with the Exchange Agent.

          (b) Promptly after the Effective Time, Parent shall deliver to the Exchange Agent sufficient shares of Parent Common Stock and cash to satisfy the Merger Consideration. After the Effective Time, upon receipt of Certificates for cancellation, together with a properly completed letter of transmittal (which shall specify that delivery shall be effected, and risk of loss of, and title to, the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and other requested documents and in accordance with the instructions thereon, the holder of such Certificates shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Certificates so surrendered shall have been converted pursuant to Section 1 and (ii) a check in the amount of any cash due pursuant to Section 1. No interest shall be paid or shall accrue on any such amounts.

          (c) Until surrendered in accordance with the provisions of this
Section 1.9, each Certificate shall represent for all purposes only the right to receive Merger Consideration and, if applicable, amounts under Section 1.13. Shares of Parent Common Stock into which shares of Company Common Stock shall be converted in the Merger at the Effective Time shall be deemed to have been issued at the Effective Time. If any certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Beginning the date which is twelve months following the Closing Date, Parent shall act as the Exchange Agent and thereafter any holder of an unsurrendered Certificate shall look solely to Parent for any amounts to which such holder may be due, subject to applicable law. Notwithstanding any other provisions of this Agreement, any portion of the Merger Consideration remaining unclaimed five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity) shall, to the extent permitted by law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

      1.10 NO LIABILITY. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares (or dividends or distributions with respect thereto) or cash payments delivered to a public official pursuant to any applicable escheat, abandoned property or similar law.

      1.11 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against

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it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any amounts due pursuant to Section 1.13.

      1.12 WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

      1.13 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividend or other distribution declared with respect to Parent Common Stock with a record date after the date during which the Effective Time occurs shall be paid to holders of unsurrendered Certificates or holders who comply with the provisions of Section 1.11 (with regard to lost certificates) until such holders surrender such Certificates or submit an affidavit (and any reasonably required bond) in accordance with Section 1.11. Upon the surrender of such Certificates in accordance with Section 1.9 or submission of an affidavit (and any reasonably required bond) in accordance with Section 1.11, there shall be paid to such holders, promptly after such surrender or submission, as the case may be, the amount of dividends or other distributions, without interest, declared with a record date after the date during which the Effective Time occurs and not paid because of the failure to surrender such Certificates for exchange.

      1.14 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

             SECTION 2 - REPRESENTATIONS AND WARRANTIES OF COMPANY

      Except as set forth on the disclosure schedule delivered by Company to Parent on the date hereof (the "Company Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Company hereby makes the following representations and warranties to Parent and Merger Sub:

      2.1 ORGANIZATION AND QUALIFICATION.

          (a) Each of Company and each Company Subsidiary (as defined in
Section 2.4(a)) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of Company and each Company Subsidiary is qualified or otherwise authorized to transact business as a foreign corporation or other organization in all jurisdictions in which

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such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized could not reasonably be expected to have a Company Material Adverse Effect. "Company Material Adverse Effect" shall mean a material adverse effect on the assets, properties, business, results of operations or financial condition of Company and the Company Subsidiaries, taken as a whole; provided that "Company Material Adverse Effect" shall not include any such adverse effect primarily related to (i) the economy or securities markets of the United States or any other region in general or (ii) conditions affecting the biotechnology and biopharmaceutical industries generally, in each case, without a disproportionate impact on Company and the Company's Subsidiaries.

          (b) Company has previously provided or made available to Parent true and complete copies of the charter and bylaws or other organizational documents of Company and each Company Subsidiary as presently in effect, and none of Company or any Company Subsidiary is in default in the performance, observation or fulfillment of such documents, except, in the case of Company Subsidiaries, such defaults that, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

      2.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Company has the corporate power and authority to enter into, execute and deliver this Agreement and, subject, in the case of consummation of the Merger, to the adoption of this Agreement by the holders of Company Common Stock, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Company. No other action on the part of Company is necessary to consummate the transactions contemplated hereby (other than adoption of this Agreement by the holders of Company Common Stock and execution of the Rights Amendment (as defined in Section 2.20(c)), which the Company will execute promptly after execution of this Agreement). This Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, enforceable in accordance with its terms.

      2.3 CAPITALIZATION AND TITLE TO SHARES

          (a) Company is authorized to issue 50,000,000 shares of Company Common Stock, of which 21,144,432 shares were issued and outstanding as of September 7, 2000. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights.

          (b) Company has reserved 4,476,033 shares of Company Common Stock for issuance pursuant to all of the Company Options. Company Options to purchase 2,323,718 shares of Company Common Stock were outstanding as of September 8, 2000. Section 2.3(b) of the Company Disclosure Schedule includes a true and complete list of all Company Options outstanding as of September 8, 2000 with vesting schedules and exercise prices. True and complete copies of all instruments (or the forms of such instruments) referred to in this section have been furnished or made available to Parent. Except as indicated in Section 2.3(b) of the Company Disclosure Schedule, the Company is not obligated to accelerate the vesting of any Company Options as a result of the Merger.

          (c) Company has reserved 160,147 shares of Company Common Stock for issuance pursuant to all of the Company Warrants. Company Warrants to purchase 117,269 shares of Company Common Stock were outstanding as of September 8, 2000. SECTION 2.3(c) of the Company Disclosure Schedule includes a true and complete list of all outstanding warrants outstanding as of September 8, 2000 with vesting schedules and exercise prices. True and complete copies of all instruments (or the forms of such instruments) referred to in this section have been furnished or made available to Parent.

          (d) Company has reserved 37,034 shares of Company Common Stock for future issuance under the Company Purchase Plan.

          (e) Company is authorized to issue 5,000,000 shares of Preferred Stock ("Company Preferred Stock"), none of which are issued and outstanding.

          (f) Except for (i) shares indicated as issued and outstanding on September 7, 2000 in Section 2.3(a), (ii) 291,073 shares to be issued to Acqua Wellington North American Equities Fund, Ltd. ("AW") on or about the date of this Agreement and (iii) shares issued after September 7, 2000, upon (A) the exercise of outstanding Company Options listed in SECTION 2.3(b) of the Company Disclosure Schedule or granted after the date of this Agreement in the ordinary course of business consistent with past practice, (B) the exercise of outstanding Company Warrants listed in SECTION 2.3(c) of the Company Disclosure Schedule, or (C) the exercise of purchase rights in accordance with the Company Purchase Plan and in an amount not in excess of the number indicated as reserved for such purpose in Section 2.3(d), there are not as of the date hereof, and at the Effective Time there will not be, any shares of Company Common Stock issued and outstanding.

          (g) Company's authorized capital stock consists solely of the Company Common Stock described in Section 2.3(a) and the Company Preferred Stock described in Section 2.3(e). There are not as of the date hereof, and at the Effective Time there will not be, authorized or outstanding any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of Company or obligating Company to grant, extend or enter into any such agreement, other than Company Options listed in
SECTION 2.3(b) of the Company Disclosure Schedule or granted after the date of this Agreement in the ordinary course of business consistent with past practice, Company Warrants listed in SECTION 2.3(c) of the Company Disclosure Schedule, and rights to purchase shares of Company Common Stock pursuant to the Company Purchase Plan. To the best knowledge of Company, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of Company.

          (h) Neither Company nor any Company Subsidiary beneficially owns any shares of capital stock of Parent.

          (i) Company has no outstanding bonds, debentures, notes or other indebtedness which have the right to vote on any matters on which stockholders may vote.

      2.4 COMPANY SUBSIDIARIES.

          (a) SECTION 2.4(a) of the Company Disclosure Schedule sets forth all of the Company Subsidiaries and the jurisdiction in which each is incorporated or organized. All issued and outstanding shares or other equity interests of each Company Subsidiary are owned directly by Company free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "Company Subsidiary" means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which Company or any Company Subsidiary is a general partner or (ii) at least 50% of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership or other organization are directly or indirectly owned or controlled by Company or by any Company Subsidiary, or by Company and one or more Company Subsidiaries; provided, however, RenaGel LLC shall not be considered a Company Subsidiary for purposes of Section 2 of this Agreement.

          (b) There are not as of the date hereof, and at the Effective Time there will not be, any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any Company Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, shares of the capital stock or other securities of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to grant, extend or enter into any such agreement. To the best knowledge of Company, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any Company Subsidiary.

      2.5 SEC REPORTS. Company previously has made available to Parent (i) its Annual Report on Form 10-K for the year ended December 31, 1999 (the "Company 10-K"), as filed with the Securities and Exchange Commission (the "SEC"), (ii) all proxy statements relating to Company's meetings of stockholders held or to be held after December 31, 1999 and (iii) all other documents filed by Company with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 1999 and, prior to the date of this Agreement (the "Company SEC Reports"). As of their respective dates, such documents complied, and all documents filed by Company with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in all material respects, with applicable SEC requirements and did not, or in the case of documents filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since August 31, 1999, Company has timely filed, and between the date of this Agreement and the Closing Date will timely file, with the SEC all documents required to be filed by it under the Exchange Act. No Company Subsidiary is required to file any form, report or other document with the SEC.

      2.6 FINANCIAL STATEMENTS. The consolidated financial statements contained in the Company 10-K and in Company's quarterly report on Form 10-Q for the quarter ended June 30, 2000 (the "Company 10-Q") have been prepared from, and are in accordance with, the books and records of Company and present fairly, in all material respects, the consolidated financial condition and results of operations of Company and the Company Subsidiaries as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject in the case of the unaudited financial statements included in the Company 10-Q to normal year-end adjustments, which in the aggregate are not material, and the absence of notes in the unaudited financial statements.

      2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports, as at December 31, 1999, Company and the Company Subsidiaries had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the balance sheet dated December 31, 1999 (or the notes thereto) included in the Company 10-K (the "Company Balance Sheet") that were not adequately reflected or reserved against on the Company Balance Sheet. Company has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, other than liabilities (i) adequately reflected or reserved against on the Company Balance Sheet, (ii) reflected in Company's unaudited balance sheet dated June 30, 2000, included in the Company 10-Q, (iii) included in SECTION 2.7 of the Company Disclosure Schedule, (iv) incurred since June 30, 2000 in the ordinary course of business, (v) disclosed in the Company SEC Reports or (vi) that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      2.8 ABSENCE OF ADVERSE CHANGES.

          (a) Since June 30, 2000, there has not been any change, event or circumstance that has had, or is reasonably likely to have, a Company Material Adverse Effect.

          (b) Since June 30, 2000, there has not been any action taken by Company or any Company Subsidiary during the period from June 30, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1.

      2.9 COMPLIANCE WITH LAWS.

          (a) Company and the Company Subsidiaries have all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body material to the conduct of their businesses (collectively, "Permits"), other than such Permits the absence of which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect; such Permits are in full force and effect; and no proceeding is pending or, to the best knowledge of Company, threatened to revoke or limit any Permit.

          (b) Company and the Company Subsidiaries are not in violation of and have no liabilities, whether accrued, absolute, contingent or otherwise, under any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, relating to the operation of clinical testing laboratories, labor and employment practices, health and safety, zoning, pollution or protection of the environment, except for violations of or liabilities under any of the foregoing which could not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (c) Each product or product candidate subject to the United States Food and Drug Administration (the "FDA") jurisdiction under the Federal Food, Drug and Cosmetic Act ("FDCA") that is manufactured, tested, distributed, held, and/or marketed by Company or any Company Subsidiary is being manufactured, tested, distributed, held and marketed in compliance in all material respects with all applicable requirements under the FDCA including, but not limited to, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security.

          (d) Company has, prior to the execution of this Agreement, provided or made available to Parent copies of all documents in its or any Company Subsidiary's possession material to assessing compliance with the FDCA and its implementing regulations, including, but not limited to, copies of (i) all warning letters, notices of adverse findings and similar correspondence received in the last three years, (ii) all audit reports performed during the last three years, and (iii) any document concerning any significant oral or written communication received from the FDA in the last three years.

      2.10 ACTIONS AND PROCEEDINGS. There are no outstanding orders, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against Company, any Company Subsidiary or any of their assets or properties. Except as disclosed in the Company SEC Reports, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Company, threatened against Company, any Company Subsidiary, or any of their securities, assets or properties. To the best knowledge of Company, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any action, suit, claim, proceeding or investigation that, individually or in the aggregate, could be reasonably expected to have a Company Material Adverse Effect or interfere with Company's ability to consummate the transactions contemplated hereby.

      2.11 CONTRACTS AND OTHER AGREEMENTS.

          (a) Neither Company nor any Company Subsidiary is a party to or bound by, and neither they nor their properties are subject to, any contract or other agreement required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K of the SEC which is not disclosed in the Company 10-K, the Company 10-Q or as an exhibit to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") within the last 12 months. All of such contracts and other agreements are valid, subsisting, in full force and effect, binding upon Company or the applicable Company Subsidiary, and, to the best knowledge of Company, binding upon the other parties thereto in accordance with their terms, and Company and the Company Subsidiaries have paid in full or accrued all amounts now due from them thereunder, and have satisfied in full or provided for all of their liabilities and obligations thereunder which are presently required to be satisfied or provided for and are not in default under any of them, except for defaults which individually or in the aggregate could not reasonably be expected to result in a Company Material Adverse Effect, nor, to the best knowledge of Company, is any other party to any such contract or other agreement in default thereunder, except for defaults which individually or in the aggregate could not reasonably be expected to result in a Company Material Adverse Effect, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except for defaults which individually or in the aggregate could not reasonably be expected to result in a Company Material Adverse Effect. True and complete copies of all of the contracts and other agreements referred to in this
Section 2.11 have been provided or made available to Parent.

          (b) Other than those contracts disclosed in the Company 10-K, the Company 10-Q or as exhibits to a registration statement filed under the Securities Act, neither the Company nor any Company Subsidiary is a party to any agreement that limits or restricts Company, any Company Subsidiary or any of their affiliates or successors in competing or engaging in any line of business, in any therapeutic area, in any geographic area or with any person.

          (c) Neither the Company nor any Company Subsidiary is a party to any agreement obligating Company to file a registration statement under the Securities Act which filing has not yet been made.

          (d) To the best knowledge of Company, no executive officer or director of Company has (whether directly or indirectly through another entity in which such person has a material interest, other than as the holder of less than 2% of a class of securities of a publicly traded company) any material interest in any property or assets of Company (except as a stockholder) or a Company Subsidiary, any competitor, customer, supplier or agent of Company or a Company Subsidiary or any person that is currently a party to any material contract or agreement with Company or a Company Subsidiary.

          (e) SECTION 2.11(e) of the Company Disclosure Schedule lists all real property owned by Company or a Company Subsidiary. The Company or Company Subsidiary, as the case may be, owns good and marketable title to such property.

      2.12 INTELLECTUAL PROPERTY. Company and the Company Subsidiaries own, or are licensed to use, or otherwise have the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises, inventions, copyrights, and all other technology and intellectual property (including, without limitation, biological materials), all registrations of any of the foregoing, or applications therefor, and all grants and licenses or other rights running to or from Company or Company Subsidiary relating to any of the foregoing that are material to their businesses as presently conducted or as contemplated to be conducted (collectively, the "Proprietary Rights"). All patents, registered trademarks and copyrights referred to above are valid and subsisting and the Company will provide Parent with a schedule of any taxes, maintenance fees or actions falling due within 90 days of the Closing Date. Company is not aware of any basis for any claim by any third party that the businesses of Company or the Company Subsidiaries infringe upon the proprietary rights of others, nor has Company or any Company Subsidiary received any notice or claim of infringement from any third party. Company is not aware of any existing or threatened infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights. Except as disclosed in SECTION 2.12 of the Company Disclosure Schedule, Company and the Company Subsidiaries have the right to sell their products and services (whether now offered for sale or under development) free from any royalty or other obligations to third parties. To the best knowledge of Company, none of the activities of the employees of Company or any Company Subsidiary on behalf of such entity violates any agreement or arrangement which any such employees have with former employers. All employees and consultants who contributed to the discovery or development of any of the Proprietary Rights did so either (a) within the scope of his or her employment such that, in accordance with applicable law, all Proprietary Rights arising therefrom became the exclusive property of the Company or the Company Subsidiary or (b) pursuant to written agreements assigning all Proprietary Rights arising therefrom to the Company or the Company Subsidiary.

      2.13 INSURANCE. All policies or binders of material fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other material insurance held by or on behalf of Company and the Company Subsidiaries are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by Company and the Company Subsidiaries and are in conformity with the requirements of all leases or other agreements to which Company or the relevant Company Subsidiary is a party and, to the best knowledge of Company, are valid and enforceable in accordance with their terms. Neither Company nor any Company Subsidiary is in default with respect to any provision contained in such policy or binder nor has any of the Company or a Company Subsidiary failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Neither Company nor any Company Subsidiary has received notice of cancellation or non-renewal of any such policy or binder.

      2.14 COMMERCIAL RELATIONSHIPS. None of the Company's or the Company Subsidiaries' material suppliers, collaborators, licensors and licensees has canceled or otherwise terminated its relationship with Company or a Company Subsidiary or has, during the last twelve months, materially altered its relationship with Company or a Company Subsidiary. Company does not know of any plan or intention of any such entity, and has not received any written threat or notice from any such entity, to terminate, cancel or otherwise materially modify its relationship with Company or a Company Subsidiary.

      2.15 TAX MATTERS

          (a) For purposes of this Agreement, the term "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means all United States federal, state, and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, duties, impositions or assessments, together with all interest, penalties, and additions imposed on or with respect to such amounts, including any liability for taxes of a predecessor entity. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement filed or required to be filed with any taxing authority in connection with the determination, assessment, collection or imposition of any Taxes.

          (b) All Tax Returns required to be filed on or before the date hereof by or with respect to Company and the Company Subsidiaries have been filed within the time and in the manner prescribed by law. All such Tax Returns are true, correct and complete in all material respects, and all Taxes owed by Company or the Company Subsidiaries, whether or not shown on any Tax Return, have been paid. Company and the Company Subsidiaries file Tax Returns in all jurisdictions where they are required to so file, and no claim has ever been made by any taxing authority in any other jurisdiction that Company or the Company Subsidiaries are or may be subject to taxation by that jurisdiction.

          (c) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of Company or the Company Subsidiaries, other than with respect to Taxes not yet due and payable.

          (d) No audit is currently pending with respect to any Tax Return of Company or the Company Subsidiaries, nor is Company aware of any information which has caused or should cause them to believe that an audit by any tax authority may be forthcoming. No deficiency for any Taxes has been proposed in writing against Company or the Company Subsidiaries, which deficiency has not been paid in full. No issue relating to Company or the Company Subsidiaries or involving any Tax for which Company or the Company Subsidiaries might be liable has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles, could reasonably be expected to result in a deficiency for Taxes of Company or the Company Subsidiaries for any subsequent period, and Company knows of no other basis for the assertion of such a deficiency.

          (e) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to Company or the Company Subsidiaries for any taxable period, no power of attorney granted by or with respect to Company or the Company Subsidiaries relating to Taxes is currently in force, and no extension of time for filing any Tax Return required to be filed by or on behalf of Company or any Company Subsidiary is in force. Company has delivered or made available to Parent a complete and correct copy of a substantially final version of its 1999 federal income Tax Return.

          (f) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Company has, in accordance with generally accepted accounting principles, made due and sufficient accruals for such Taxes in the Company's books and records.

          (g) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to Company or any Company Subsidiary or any of their assets or properties.

          (h) Company and the Company Subsidiaries have not been and are not currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable law or regulation relating to the payment or withholding of Taxes, and all withholding and payroll Tax requirements required to be complied with by Company and the Company Subsidiaries up to and including the date hereof have been satisfied.

          (i) Company and the Company Subsidiaries are not and have never been a party to or bound by, nor do they have or have they ever had any obligation under, any Tax sharing agreement or similar contract or arrangement. Neither Company nor any Company Subsidiary has any liability for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (j) There is no contract or agreement, plan or arrangement obligating Company or the Company Subsidiaries to make any payment that would not be deductible by reason of

Section 162(m) or 280G of the Code. Neither Company nor any Company Subsidiary has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (k) Neither Company nor the Company Subsidiaries are, or were during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

      2.16 EMPLOYEE BENEFIT PLANS.

          (a) Within five (5) business days of the execution of this Agreement, the Company will provide Parent with a complete list of all pension, savings, profit sharing, retirement, deferred compensation, employment, welfare, fringe benefit, insurance, short and long term disability, incentive, bonus, stock, vacation pay, severance pay and similar plans, programs or arrangements other than oral employment agreements that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect (the "Plans"), including without limitation all employee benefit plans as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by Company or the Company Subsidiaries or to which Company or any of the Company Subsidiaries are parties or required to contribute.

          (b) Company has delivered or made available to Parent (or will do so within five business days of execution of this Agreement) current, accurate and complete copies of (i) each Plan that has been reduced to writing and all amendments thereto, (ii) a summary of the material terms of each Plan that has not been reduced to writing, including all amendments thereto, (iii) the summary plan description for each Plan subject to Title I of ERISA, and in the case of each other Plan, any similar employee summary (including but not limited to any employee handbook description), (iv) for each Plan intended to be qualified under Section 401(a) of the Code, the most recent determination or opinion letter issued by the Internal Revenue Service ("IRS"), (v) for each Plan with respect to which a Form 5500 series annual report/return is required to be filed, the most recently filed such annual report/return and annual report/return for the two preceding years, together with all schedules and exhibits, (vi) all insurance contracts, administrative services contracts, trust agreements, investment management agreements or similar agreements maintained in connections with any Plan, and (vii) for each Plan that is intended to be qualified under Code Section 401(a), copies of compliance testing results (nondiscrimination testing (401(a)(4), ADP, ACP, multiple use), 402(g), 415 and top-heavy tests) for the 1999 plan year.

          (c) There is no entity (other than Company or any Company Subsidiary) that together with Company or any Company Subsidiary would be treated as a single-employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. Neither Company nor any Company Subsidiary has ever maintained, contributed to or incurred any liability under any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or a "multiple employer plan" as defined in Section 413(c) of the Code or a defined benefit plan (within the meaning of Section 3(35) of ERISA) or other plan subject to
Section 302 of ERISA or a plan intended to be qualified under Section 501(c)(9) of the Code.

          (d) Each Plan maintained by Company or a Company Subsidiary which is intended to be qualified under Section 401(a) of the Code ("Qualified Plans") is so qualified, each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code, and to the knowledge of Company, nothing has been done or not done with respect to any Plan that could result in any liability on the part of Company or any Company Subsidiary under Title I of ERISA or Chapter 43 of the Code, and none of the Plans is currently under examination by the IRS, Department of Labor or other U.S. government agency or department, except in each case for matters that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. All contributions, premiums and other amounts due to or in connection with each Plan under the terms of the Plan or applicable law have been timely made, and provision has been made on the balance sheet included in the Company 10-Q for such contributions, premiums and other amounts that were not yet due as of the date of the balance sheet but were attributable to service before such date.

          (e) Except for continuation of health coverage to the extent required under Section 4980B of the Code or Section 601 et seq. of ERISA, other applicable law or as otherwise set forth in this Agreement, and except for health coverage for certain former employees of an acquired entity (which coverage will end not later than December 31, 2000), there are no obligations under any Plan providing welfare benefits after termination of employment.

          (f) Except for individual employment agreements, each Plan can be amended, modified or terminated without advanced notice to or consent by any employee, former employee or beneficiary, except as required by law.

      2.17 EMPLOYEE RELATIONS.

          (a) Upon termination of the employment of any employees, none of Company, the Company Subsidiaries nor Parent shall be liable, by reason of the Merger or anything done in connection with the Merger, to any of such employees for severance pay or any other similar payments (other than accrued salary, vacation or sick pay in accordance with normal policies). True and complete information as to the name, current job title and compensation for each of the last three years of all current directors and executive officers of Company has been made available previously to Parent.

          (b) Company and each Company Subsidiary (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees, (iii) is not liable for any arrears of wages, salaries, commissions, bonuses or other direct compensation for any services performed or amounts required to be reimbursed to any employees or consultants or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any governmental entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice), except in each case for matters that, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect.

          (c) No work stoppage or labor strike against Company or any Company Subsidiary is pending or, to the knowledge of Company, threatened. Neither Company nor any Company Subsidiary is involved in or, to the knowledge of Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including without limitation charges of unfair labor practices or discrimination complaints, that, if adversely determined, could reasonably be expected to result in material liability to Company. Neither Company nor any Company Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that could reasonably be expected to result in material liability to Company. Neither Company nor any Company Subsidiary is presently, nor has it been in the past, a party to or bound by any collective bargaining agreement or union contract with respect to employees other than as set forth in SECTION 2.17 of the Company Disclosure Schedule and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary. No union organizing campaign or activity with respect to non-union employees of Company or any Company Subsidiary is ongoing, pending or, to the best knowledge of Company, threatened.

      2.18 ENVIRONMENTAL MATTERS.

          (a) Neither Company nor any of the Company Subsidiaries has violated, is in violation of, or has been notified that it is in violation of, Environmental Law, and except in full compliance with Environmental Laws, neither Company nor any of the Company Subsidiaries has generated, used, handled, transported or stored any Hazardous Materials or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility. To the best of Company's knowledge, there has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of any Environmental Law at any site owned or operated by, or premises leased by, Company or any of the Company Subsidiaries during the period of Company's or such Company Subsidiary's ownership, operation or lease or, prior thereto, nor has there been or is there threatened any Release of any Environmental Contaminants into, on, at or from any such site or premises, including without limitation into the ambient air, groundwater, surface water, soils or subsurface strata, during such period or, to the best of Company's knowledge, prior thereto in violation of any Environmental Law or which created or will create an obligation to report or respond in any way to such Release. There is no underground storage tank or other container at any site owned or operated by, or premises leased by Company or any Company Subsidiary or, to the best of Company's knowledge, on any site formerly owned or operated by, or premises formerly leased by, Company or any Company Subsidiary.

          (b) Neither Company nor any Company Subsidiary has received notification in any form that, and Company has no knowledge that, any site currently or formerly owned or operated by, or premises currently or formerly leased by, Company or any Company Subsidiary is the subject of any federal, state or local civil, criminal or administrative investigation evaluating whether, or alleging that, any action is necessary to respond to a Release or a threatened Release of any Environmental Contaminant. No such site or premises is listed, or to Company's knowledge, proposed for listing, on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as provided under the federal Comprehensive Environmental Response, Compensation and

Liability Act ("CERCLA"), or any comparable state or local governmental lists. Neither Company nor any Company Subsidiary has received written notification of, and Company has no knowledge of, any potential responsibility of Company or any Company Subsidiary pursuant to the provisions of (i) CERCLA, (ii) any similar federal, state, local or other Environmental Law, or (iii) any order issued pursuant to the provisions of any such Environmental Law with respect to Environmental Contaminants used, manufactured, generated, stored, or treated at, transported from, or disposed of on, any site currently or formerly owned or operated by, or premises currently or formerly leased by, Company or any Company Subsidiary.

          (c) Company and the Company Subsidiaries have obtained all permits required by Environmental Law necessary to enable them to conduct their respective businesses and are in compliance in all material respects with the permits.

          (d) There is no environmental or health and safety matter that reasonably could be expected to have a Company Material Adverse Effect. Company previously has furnished or made available to Parent copies of any and all environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials or Release of Environmental Contaminant, spill control plans and all other material correspondence, documents or communications with any governmental agency or other entity regarding the foregoing.

          (e) For purposes of this Agreement:

                (i) "Environmental Laws" means any Federal, state, local or foreign laws (including common law), regulations, codes, rules, orders, ordinances, permits, requirements and final governmental determinations, in each case as in effect on the date of this Agreement, pertaining to the environment, pollution or protection of human health, safety or the environment, as adopted or in effect in the jurisdictions in which the applicable site or premises are located, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et seq.; the Toxic Substance Control Act, 15 U.S.C.ss.2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss.1001 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.ss.1801 et seq.; the Atomic Energy Act, as amended 42 U.S.C.ss.2011 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C.ss.651 et seq.; the Federal Food, Drug and Cosmetic Act, as amended 21 U.S.C.ss.301 et seq. (insofar as it regulates employee exposure to Hazardous Substances), and any state or local statute of similar effect; and including without limitation any laws relating to protection of safety, health or the environment which regulate the use of biological agents or substances including medical or infectious wastes;

                (ii) "Environmental Contaminant" means Hazardous Materials, or any other pollutants, contaminants, toxic or constituent substances or waste radioactive substances, materials or special wastes, polychlorinated bi-phenals, or any other substance or material, in each case regulated by applicable Environmental Laws;

                (iii) "Hazardous Materials" means (A) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "contaminants," "toxic chemicals," "toxins," "hazardous chemicals," "extremely hazardous substances," "pesticides," "oil" or related materials as defined in any applicable Environmental Law, or (B) any petroleum or petroleum products, oil, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, radon, and any other substance defined or designated as hazardous, toxic or harmful to human health, safety or the environment under any Environmental Law; and

                (iv) "Release" has the meaning specified in CERCLA.

      2.19 NO BREACH. Except for (a) filings with the SEC under the Exchange Act, (b) filing the Certificate of Merger with the Secretary of State of Delaware, (c) the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the "HSR Act") and (d) matters listed in SECTION 2.19 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by Company and the consummation by Company of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Company,
(ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate, accelerate obligations under or receive payment under or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Company or any Company Subsidiary is a party or to which any of them or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to Company or the Company Subsidiaries or by which any of Company's or the Company Subsidiaries' assets or properties is bound, (iv) violate any Permit, (v) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body, (vi) result in the creation of any lien or other encumbrance on the assets or properties of Company or a Company Subsidiary, or (vii) cause any of the assets owned by the Company or any Company Subsidiary to be reassessed or revalued by any taxing authority or other governmental entity, excluding from the foregoing clauses (ii), (iii), (iv),
(v), (vi) and (vii) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect and will not materially interfere with the ability of Company to consummate the transactions contemplated hereby. Except as set forth in SECTION 2.19 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is or will be required to give any notice to or obtain any consent or waiver from any individual or entity in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than consents or waivers which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

      2.20 BOARD APPROVALS.

          (a) The Board of Directors, as of the date of this Agreement, has determined (i) that the Merger is fair to, and in the best interests of, Company and its stockholders, (ii) to propose this Agreement for adoption by the Company's stockholders and to declare the advisability of this Agreement, and (iii) to recommend that the stockholders of Company adopt this Agreement.

          (b) Company has taken all action necessary such that no restrictions contained in any "fair price," "control share acquisition," "business combination" or similar statute (including Section 203 of the DGCL) will apply to the execution, delivery or performance of this Agreement.

          (c) The Board of Directors has approved an amendment (the "Rights Amendment") to the Shareholder Rights Agreement dated as of March 1, 1996 between Company and American Stock Transfer & Trust Company (the "Company Rights Plan") so as to provide that (i) (A) Parent will not become an "Acquiring Person" and (B) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Plan) will occur, in each case, as a result of the approval, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) the Company Rights Plan will terminate immediately prior to the Effective Time. Promptly following the execution and delivery of this Agreement, Company shall take all action necessary to make the Rights Amendment effective.

      2.21 FINANCIAL ADVISOR.

          (a) The Board of Directors has received the oral opinion of SG Cowen Securities Corporation to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock other than Parent and its affiliates. The Company will forward a copy of the written version of such opinion promptly following receipt.

          (b) Other than SG Cowen Securities Corporation, no broker, finder, agent or similar intermediary has acted on behalf of Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with Company, or any action taken by Company. Company previously has provided Parent with a copy of SG Cowen Securities Corporation's engagement letter.

      2.22 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Parent Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the proxy statement/prospectus included in the Registration Statement (the "Proxy Statement/Prospectus"), on the date it is first mailed to holders of Company Common Stock or at the time of the Company Stockholders Meeting (as defined in Section 4.6(b)), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

              SECTION 3 - REPRESENTATIONS AND WARRANTIES OF PARENT

      Except as set forth on the disclosure schedule delivered by Parent to Company on the date hereof (the "Parent Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Parent hereby makes the following representations and warranties to Company:

      3.1 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Parent is qualified to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized could not reasonably be expected to have a Parent Material Adverse Effect. "Parent Material Adverse Effect" shall mean a material adverse effect on the assets, properties, business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect"); provided, however, a "Parent Material Adverse Effect" shall not include (i) a decline in the price of Parent Common Stock as a result of the announcement of this Agreement and the transactions contemplated hereby or (ii) any adverse effect primarily related to (A) the economy or securities markets of the United States or any other region in general or (B) conditions affecting the biotechnology and biopharmaceutical industries general, in the case of (A) or (B) of this clause (ii), without a disproportionate impact on Parent and its subsidiaries.

      3.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Parent has the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder and the transactions contemplated hereby. The Parent's Board of Directors has approved this Agreement. No approval by Parent's stockholders is required to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes its valid and binding obligations, enforceable against it in accordance with its terms.

      3.3 CAPITALIZATION. The authorized capital stock of Parent consists of 390,000,000 shares of common stock ("Genzyme Common Stock") and 10,000,000 shares of preferred stock, $0.01 par value per share ("Genzyme Preferred Stock"). Of the Genzyme Common Stock, as of the date of this Agreement, 200,000,000 shares have been designated Genzyme General Division Common Stock ("GGD Common Stock"), 40,000,000 shares have been designated Genzyme Tissue Repair Division Common Stock ("GTR Common Stock"), 40,000,000 shares have been designated Molecular Oncology Division Common Stock, $0.01 par value per share ("GMO Common Stock"), 60,000,000 shares have been designated Genzyme Surgical Products Division Common Stock ("GSP Common Stock") and 50,000,000 shares have been undesignated as to series. As of July 31, 2000, 86,328,455 shares of GGD Common Stock were issued and outstanding, 28,785,846 shares of GTR Common Stock were issued and outstanding, 15,281,405 shares of GMO Common Stock were issued and outstanding, and 14,957,403 shares of GSP Common Stock were issued and outstanding. As of the date of this Agreement, no shares of

Genzyme's Preferred Stock are outstanding. Of the Genzyme Preferred Stock, as of the date of this Agreement, 2,000,000, 400,000, 400,000 and 600,000 shares have been designated as Series A Junior Participating Preferred Stock, Series B Junior Participating Preferred Stock, Series C Junior Participating Preferred Stock and Series D Junior Participating Preferred Stock, respectively, and reserved for issuance under Genzyme's Rights Plan. All issued and outstanding shares of GGD Common Stock, GTR Common Stock, GMO Common Stock and GSP Common Stock are validly issued, fully paid, non-assessable and free of any preemptive rights.

      3.4 SEC REPORTS. Parent previously has made available to Company (i) its Annual Report on Form 10-K for the year ended December 31, 1999 ("Parent 10-K"),
(ii) all proxy statements relating to Parent's meetings of stockholders held since January 1, 2000 and (iii) all other documents filed by Parent with the SEC under the Exchange Act since January 1, 1999 (together with the documents filed by Parent with the SEC under the Exchange Act prior to the Effective Time, the "Parent SEC Reports"). As of their respective dates, such documents complied, and all documents filed by Parent with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in all material respects with applicable SEC requirements and did not, and in the case of documents filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since August 31, 1999, Parent has timely filed, and between the date of this Agreement and the Closing Date will timely file, with the SEC all periodic reports required to be filed by it under the Exchange Act.

      3.5 FINANCIAL STATEMENTS. The consolidated financial statements contained in the Parent's 10-K and Parent's Quarterly Report on Form 10-Q for the quarter ending June 30, 2000 have been prepared from, and are in accordance with, the books and records of Parent and fairly present the consolidated financial condition, results of operations and cash flows of Parent and its consolidated subsidiaries as of and for the periods presented therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and subject, in the case of the unaudited financial statements, to normal year-end and audit adjustments, which in the aggregate are not material, and the absence of footnote disclosures.

      3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Reports, as at December 31, 1999, Parent had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the balance sheet dated December 31, 1999 (or the notes thereto) in the Parent 10-K that were not adequately reflected or reserved against on such balance sheet. Except as disclosed in the Parent SEC Reports, Parent has no such liabilities, other than liabilities (i) adequately reflected or reserved against on such balance sheet, (ii) reflected in Parent's unaudited consolidated balance sheet (or the notes thereto) dated June 30, 2000,
(iii) incurred since June 30, 2000 in the ordinary course of business or (iv) that could not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

      3.7 ABSENCE OF ADVERSE CHANGES. Since June 30, 2000, except as disclosed in Parent SEC Reports, there has not been any event, change or circumstance which has had a Parent Material Adverse Effect.

      3.8 ACTIONS AND PROCEEDINGS. Except as set forth in the Parent SEC Reports, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Parent, threatened against Parent that individually or in the aggregate could reasonably be expected to have a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated hereby. To the best knowledge of Parent, except as disclosed in the Parent SEC Reports there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any suit, action, claim, investigation or proceeding that, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated hereby.

      3.9 INTELLECTUAL PROPERTY. Parent owns or is licensed to use, or otherwise has the right to use, all patents, trademarks, servicemarks, tradenames, trade secrets, franchises and copyrights, and all applications for any of the foregoing, and all technology, know-how and processes necessary for the conduct of Parent's business except (a) to the extent failure to have such ownership or licenses could not reasonably be expected to have a Parent Material Adverse Effect or (b) as disclosed in the Parent SEC Reports.

      3.10 NO BREACH. Except for (a) filings under the Securities Act, (b) filings under the Exchange Act, (c) filings with the Secretary of State of Delaware and the Secretary of the Commonwealth of Massachusetts, (d) the filing of a Notification and Report Form under the HSR Act, (e) consents and waivers under Parent's credit agreements and debt instruments and (f) the matters listed in SECTION 3.10 of the Parent Disclosure Schedule, the delivery and performance of this Agreement by Parent and consummation by it of the transactions contemplated hereby will not (i) violate any provision of the charter or by-laws of Parent, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate or accelerate obligations under, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Parent is party or to which it or any of its assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Parent or by which any of its assets or properties is bound,
(iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (v) result in the creation of any lien or other encumbrance on the assets or properties of Parent, excluding from the foregoing clauses (ii), (iii), (iv) and (v) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, could not have a Parent Material Adverse Effect and will not materially interfere with Parent's ability to consummate the transactions contemplated hereby.

      3.11 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information supplied or to be supplied by Parent for inclusion in the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date it is first mailed to holders of Company Common Stock or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.12 FINANCING. Parent has sufficient funds on hand or available to it under bank lines of credit to satisfy all of Parent's and Merger Sub's obligations under this Agreement, including, without limitation, the obligation to pay the cash portion of the Merger Consideration and to pay all fees and expenses it incurs in connection with the Merger.

      3.13 MERGER SUB

         (a) Merger Sub will, when it is incorporated, be duly organized, validly existing and in good standing as a Massachusetts corporation.

         (b) All of the capital stock of Merger Sub prior to and at the Effective Time will be duly authorized, validly issued, fully paid and nonassessable and owned of record and beneficially by Parent.

         (c) Merger Sub shall be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, prior to the Effective Time, will not have engaged in any other business activities.

         (d) Merger Sub will have the corporate power and authority to enter into the Agreement of Joinder and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement of Joinder and the consummation of the transactions contemplated hereby and thereby will be duly authorized by all necessary corporate action on the part of Merger Sub.

         (e) Except for (i) filings with the Secretary of the Commonwealth of Massachusetts and filings with the Secretary of the State of Delaware, (ii) the filing of a Notification and Report form under the HSR Act, (iii) consents and waivers under Parent's credit agreements and debt instruments and (iv) the matters listed in SCHEDULE 3.10 of the Parent Disclosure Schedule, the performance of this Agreement and the Agreement of Joinder by Merger Sub and consummation by it of the transactions contemplated hereby and thereby will not
(A) violate any provision of the charter or by-laws of Merger Sub, (B) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate or accelerate obligations under, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Merger Sub is a party or to which it or its assets or properties is bound or subject, (C) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Merger Sub or by which any of its assets or properties is bound,
(D) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (E) result in the creation of any lien or other encumbrance on its assets or properties, excluding from the foregoing violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, could not reasonably be expected to have a material adverse effect on Merger Sub or materially interfere with Merger Sub's ability to consummate the transactions contemplated hereby and the Agreement of Joinder.

          (f) Merger Sub will comply with Section 252(d) of the DGCL.

                      SECTION 4 - COVENANTS AND AGREEMENTS

      4.1 CONDUCT OF BUSINESS. Except with the prior written consent of Parent and except as otherwise contemplated herein or referred to in SECTION 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Closing Date, Company shall observe the following covenants:

          (a) AFFIRMATIVE COVENANTS PENDING CLOSING.  Company shall:

                (i) PRESERVATION OF PERSONNEL. Use its reasonable commercial efforts to preserve intact and keep available the services of present employees of Company and the Company Subsidiaries;

                (ii) INSURANCE. Use reasonable commercial efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts substantially similar to those in effect at the date of this Agreement;

                (iii) PRESERVATION OF THE BUSINESS; MAINTENANCE OF PROPERTIES, CONTRACTS. Use reasonable commercial efforts to preserve the business of Company, advertise, promote and market Company's business activities in accordance with past practices over the last twelve months, keep Company's properties substantially intact, preserve its goodwill and business, maintain all physical properties in such operating condition as will permit the conduct of Company's business on a basis consistent with past practice, and perform and comply in all material respects with the terms of the contracts referred to in
Section 2.11.

                (iv) INTELLECTUAL PROPERTY RIGHTS. Use its reasonable best efforts to preserve and protect the Proprietary Rights;

                (v) ORDINARY COURSE OF BUSINESS. Operate Company's business in the ordinary course consistent with past practices;

                (vi) COMPANY OPTIONS AND WARRANTS. Take all reasonable actions necessary with respect to Company Options and Company Warrants to effectuate the terms of this Agreement, provided, however, that Parent shall have the right to approve any agreements to modify material terms of the underlying instruments; and

                (vii) FDA MATTERS. Notify and consult with Parent promptly (A) after receipt of any material communication from the FDA and before giving any material submission to the FDA, and (B) prior to making any material change to a study protocol, the addition of new trials, or a material change to the development timeline for any of its product candidates or programs.

          (b) NEGATIVE COVENANTS PENDING CLOSING. Company shall not:

                (i) DISPOSITION OF ASSETS. Sell or transfer, or mortgage, pledge, lease or otherwise encumber any of its assets, including its Proprietary Rights, other than sales or transfers in the ordinary course of business and in amounts not exceeding, in the aggregate, $250,000;

                (ii) LIABILITIES. Incur any indebtedness for borrowed money in excess of $500,000, or incur any obligation or liability or enter into any contract or commitment involving potential payments to or by Company or any Company Subsidiary other than in the ordinary course of business consistent with past practice in an amount, in any one case, not exceeding $500,000;

                (iii) COMPENSATION. Change the compensation payable to any officer, director, employee, agent or consultant; or enter into any employment, severance or other agreement with any officer, director, employee, agent or consultant of Company or a Company Subsidiary, or adopt, or increase the benefits under, any employee benefit plan, except, in each case, as required by law, in accordance with existing agreements or in the ordinary course of business consistent with past practice;

                (iv) CAPITAL STOCK. Make any change in the number of shares of its capital stock authorized, issued or outstanding or grant or accelerate the exercisability of, any option, warrant or other right to purchase, or convert any obligation into, shares of its capital stock, or declare or pay any dividend or other distribution with respect to any shares of its capital stock, or sell or transfer any shares of its capital stock, or redeem or otherwise repurchase any shares of its capital stock, except upon (A) the exercise of convertible securities outstanding on the date of this Agreement and disclosed herein or granted after the date of this Agreement in the ordinary course of business consistent with past practice and (B) the issuance of 291,073 shares to AW;

                (v) CHARTER AND BY-LAWS. Cause, permit or propose any amendments to the Certificate of Incorporation or By-laws of Company;

                (vi) ACQUISITIONS. Make, or permit to be made, any material acquisition of property or assets outside the ordinary course of business;

                (vii) CAPITAL EXPENDITURES. Authorize any single capital expenditure in excess of $250,000 or capital expenditures which in the aggregate exceed $500,000;

                (viii) ACCOUNTING POLICIES. Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it or restate, or become obligated to restate, the financial statements included in the Company 10-K or Company 10-Q;

                (ix) TAX TREATMENT. Take, or permit any of the Company Subsidiaries to take, any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                (x) TAXES. Make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability, change annual tax accounting period, change any method of Tax accounting, enter into any closing agreement relating to any Tax, surrender any right to claim a Tax refund, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

                (xi) LEGAL. Settle or compromise any pending or threatened suit, action or claim which is material to the Company or which relates to the transactions contemplated hereby;

                (xii) EXTRAORDINARY TRANSACTIONS. Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any of the Company Subsidiaries (other than the Merger);

                (xiii) PAYMENT OF INDEBTEDNESS. Pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet included in the Company 10-Q or incurred in the ordinary course of business;

                (xiv) WARN ACT. Effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988;

                (xv) RIGHTS PLAN. Amend, modify or waive any provisions of the Company Rights Plan, or take any action to redeem the Rights or render the Rights inapplicable to any transaction other than the Merger;

                (xvi) NEW AGREEMENTS/AMENDMENTS. Enter into or modify, or permit a Company Subsidiary to enter into or modify, any material license, development, research or collaboration agreement with any other person or entity;

                (xvii) CONFIDENTIALITY AGREEMENTS. Modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement to which Company is a party;

                (xviii) OBLIGATIONS. Obligate itself to do any of the foregoing;

          (c) CONTROL OF COMPANY'S BUSINESS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct Company's operations prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

      4.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Effective Time, Parent shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of Company, as is reasonably necessary or appropriate in connection with Parent's investigation of Company with respect to the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times during business hours upon reasonable advance notice and under reasonable circumstances so as to minimize any disruption to or impairment of Company's business and Company shall cooperate fully therein. No investigation by Parent shall diminish or obviate any of the representations, warranties, covenants or agreements of Company contained in this Agreement. In order that Parent may have full opportunity to make such investigation, Company shall furnish the representatives of Parent during such period with all such information and copies of such documents concerning the affairs of Company as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation. The information and documents so provided shall be subject to the terms of the Confidentiality Agreement (as defined in Section 4.10).

      4.3 EXPENSES. Company and Parent shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

      4.4 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, the parties shall use reasonable commercial efforts to obtain all authorizations, consents and Permits of others, necessary or desirable to permit the consummation of the Merger on the terms contemplated by this Agreement.

      4.5 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use its respective reasonable commercial efforts to take other such actions to ensure that, to the extent within its control or capable of influence by it, the transactions contemplated by this Agreement shall be fully carried out in a timely fashion, including preparing and filing any documents required to be prepared and filed under the Exchange Act. Nothing in this Agreement shall require Parent or Merger Sub to sell, hold separate, license or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate, license or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate, licensing or other disposition of, any assets of Parent or Merger Sub, whether as a condition to obtaining any approval from a governmental entity or any other person or for any other reason.

      4.6 PREPARATION OF DISCLOSURE DOCUMENTS

          (a) As soon as practicable following the date of this Agreement, Company and Parent shall prepare the Proxy Statement/Prospectus. Company shall, in cooperation with Parent, file the Proxy Statement/Prospectus with the SEC as its preliminary proxy statement and Parent shall, in cooperation with Company, prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of Company and Parent shall use reasonable commercial efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Company shall mail the Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the

Proxy Statement/Prospectus shall have been so mailed, promptly circulate supplemental or amended proxy material, and, if required in connection therewith, resolicit proxies.

          (b) (i) Company shall, as soon as practicable following the date the Registration Statement is declared effective, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the required stockholder votes with respect to this Agreement, (ii) the Board of Directors of the Company, unless otherwise required pursuant to the applicable fiduciary duties of the Board of Directors of Company to the stockholders of Company (as determined in good faith by the Board of Directors of the Company after consulting with outside counsel), shall give its unqualified recommendation that its stockholders adopt this Agreement and (iii) Company shall take all lawful action to solicit such adoption. No withdrawal, modification, change or qualification in the recommendation of the Board of Directors of the Company (or any committee of the Board of Directors of the Company) shall change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, or change the obligation of Company to present the Merger Agreement for adoption at the Company Stockholders Meeting. Company agrees to give Parent written notice at least 48 hours prior to publicly indicating any withdrawal, modification, change or qualification in the recommendation of the Board of Directors of the Company; provided, however, that no such advance notice shall be required prior to such a public indication within 10 days of the date scheduled for the Company Stockholders Meeting in the Proxy Statement/Prospectus.

          (c) Except as required by law, no amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement shall be made by Parent or Company without the approval of the other party (which shall not be unreasonably withheld or delayed). Each party shall advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order by the SEC, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (d) Company shall use reasonable efforts to cause to be delivered to Parent a letter from Company's independent public accountants, dated the date on which the Registration Statement shall become effective, addressed to Company and Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

      4.7 PUBLIC ANNOUNCEMENTS. Company shall consult with Parent, and Parent shall consult with the Company, and each will get the approval of the other (which will not be unreasonably withheld or delayed), before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law. Notwithstanding the foregoing, without prior consultation, each party (a) may communicate with financial analysts and media representatives in a manner consistent with its past practice and (b) may disseminate material substantially similar to material included in a press release or other document previously approved for external distribution by the other party. Each party agrees to promptly make available to the other party copies of any written communications made without prior consultation.

      4.8 AFFILIATE LETTERS. Prior to the Closing Date, Company shall identify to Parent all persons who, at the time of the Company Stockholders Meeting, Company believes may be "affiliates" of Company within the meaning of Rule 145 under the Securities Act. Company shall use reasonable commercial efforts to provide Parent with such information as Parent shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of Company. Company shall use reasonable commercial efforts to deliver to Parent prior to the Closing Date a letter from each of such affiliates identified by Company and Parent in substantially the form attached hereto as EXHIBIT B (the "Affiliate Letters").

      4.9 NASDAQ LISTINGS. Prior to the Closing Date, Parent shall timely file with Nasdaq a Notification for Listing of Additional Shares covering the shares of Parent Common Stock Parent reasonably expects, at the time of such filing, to be issued in the Merger. Prior to the Closing Date, Company shall take such actions as are necessary so that trading of Company Common Stock on the Nasdaq National Market ceases immediately prior to the Effective Time.

      4.10 NO SOLICITATION. Company shall not, and shall cause each Company Subsidiary and each director, officer, employee, agent or other representative (including each financial advisor and attorney) of Company and each Company Subsidiary not to, (a) solicit, initiate, facilitate, assist or encourage action by, or discussions with, any person, other than Parent, relating to the possible acquisition of Company or any Company Subsidiary or of all or a material portion of the assets or capital stock of Company or any Company Subsidiary or any merger, reorganization, consolidation, business combination, share exchange, tender offer, recapitalization, dissolution, liquidation or similar transaction involving Company or any Company Subsidiary (an "Alternative Transaction"), (b) participate in any negotiations regarding, or furnish information with respect to, any effort or attempt by any person to do or to seek any Alternative Transaction or (c) grant any waiver or release under any standstill or similar agreement. Notwithstanding the foregoing, Company and the Board of Directors of Company shall be permitted (i) to comply with Rule 14e-2(a) under the Exchange Act with regard to an Alternative Transaction (to the extent applicable) and
(ii) prior to the date on which the stockholders of Company adopt the Merger Agreement, to engage in discussions or negotiations with, or provide information to, a person who makes an unsolicited bona fide written proposal for an Alternative Transaction if (and only if) (A) Company is not in breach of its obligations under this Section 4.10, (B) the Board of Directors of the Company concludes in good faith (after consultation with its financial advisor) that the proposal is reasonably likely to lead to an Alternative Transaction more favorable for Company's stockholders than the Merger (including adjustment to the terms and conditions proposed by Parent in response to the proposal for the Alternative Transaction), (C) the Board of Directors of the Company concludes in good faith (after consultation with its outside legal counsel, who may be Company's regularly engaged legal counsel) that engaging in such negotiations or discussions or providing such information is required by the directors' fiduciary duties under Delaware law and (D) prior to providing any information or data, the recipient delivers to Company an executed confidentiality agreement with terms substantially similar to those contained in that certain confidentiality agreement (the "Confidentiality Agreement") between Parent and Company related to a potential business combination transaction. Company shall notify Parent promptly (and, in any case, within 24 hours) of any inquiries, proposals or offers received by, any information requested from, or any discussions or negotiations sought to be initiated or continued with, it, any Company Subsidiary or any of their directors, officers, employees, agents or other representatives concerning an Alternative Transaction, indicating, in connection with such notice, the names of the parties and the material terms and conditions of any proposals or offers and, in the case of written materials, providing copies of such materials unless such written materials constitute confidential information of such other party under an effective confidentiality agreement. Company agrees that it will keep Parent informed, on a reasonably prompt basis (and, in any case, within 36 hours of any significant development), of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Company agrees that it will cease and cause to be terminated any existing activities, discussions or negotiations with respect to any potential Alternative Transaction or similar transaction or arrangement and request the return or destruction of all confidential information regarding the Company previously provided in connection with such activities, discussions or negotiations. Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 4.10 of the obligations undertaken in this Section 4.10.

      4.11 REGULATORY FILINGS. As soon as is reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") any Notification and Report Forms relating to the Merger required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification and control laws and regulations of any other applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be reasonably required in order to make such filings and (b) supply any additional information which may be requested by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties reasonably deem appropriate.

      4.12 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Closing Date, Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to Company, of (a) the occurrence or non-occurrence of any event or circumstance the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate if made at such time and (b) any failure of Company, Parent and Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

      4.13 REGISTRATION OF CERTAIN SHARES. Promptly after the Effective Time, Parent shall file registration statements on Form S-8 and Form S-3 (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to Company Stock Options and Company Warrants. Parent shall use reasonable commercial efforts to have such registration statements declared effective promptly after filing (to the extent such registration statements are not automatically effective upon filing). Parent shall use reasonable commercial efforts to maintain the effectiveness of such registration statements for so long as such options or warrants remain outstanding.

      4.14 EMPLOYEE MATTERS.

          (a) Parent shall give individuals who are employed by Company or any Company Subsidiaries immediately prior to the Effective Time and become employees of the Surviving Corporation or Parent ("Affected Employees") full credit for purposes of eligibility, vesting, benefit accrual (except for purposes of benefit accrual under any defined benefit pension plans and except as would result in duplication of benefits) and determination of the level of benefits under any employee benefit plans or arrangements (including vacation) maintained by Parent for each such Affected Employee's service with Company or any Company Subsidiary to the same extent recognized by Company immediately prior to the Effective Time.

          (b) Parent shall waive all requirements for physical examinations, limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any medical or dental benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any plan maintained for the Affected Employees immediately prior to the Effective Time. With respect to any waiting period that is not waived, service with the Company or any Company Subsidiary will be credited in accordance with Section 4.14(a). Parent shall credit under any medical or dental plan amounts previously paid by an Affected Employee (or dependent) during the plan year or calendar year (as applicable) that includes the Effective Time toward any applicable deductible, co-payment, out-of-pocket maximum or similar provisions of such Parent medical or dental plan.

          (c) As of the Effective Time, Parent shall assume and honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between Company and any director, officer or employee thereof except as otherwise expressly agreed between Parent and such person.

          (d) Except with the prior written consent of Parent, during the period from the date hereof to the Effective Time, Company shall not and shall not permit any Company Subsidiary (i) to make any discretionary contribution to the Company 401(k) plan (the "401(k) Plan") or (ii) to make any required contribution to the 401(k) Plan in Company Common Stock. If requested by Parent, Company shall terminate the 401(k) Plan on the Closing Date immediately prior to the Effective Time.

      4.15 INDEMNIFICATION

          (a) Subject to the occurrence of the Effective Time, until the six year anniversary date on which the Effective Time occurs, the Parent and the Surviving Corporation agree that all rights to indemnification or exculpation now existing in favor of each present and former employee (including any employee who serves or served in a fiduciary capacity of any Plans), agent, director or officer of Company and Company Subsidiaries (the "Indemnified Parties") as provided in the respective charters or by-laws or otherwise in effect as of the date hereof shall survive and remain in full force and effect.

          (b) Parent understands and agrees that, prior to the Effective Time, Company intends to obtain a six-year "tail" insurance policy that provides coverage substantially similar to the coverage provided under the Company's directors and officers insurance policy in effect on the date of this Agreement for the individuals who are directors and officers of Company on the date of this Agreement for events occurring prior to the Effective Time; provided, however, without Parent's prior written consent (which consent shall not be unreasonably withheld or delayed), Company shall not pay more than $1,000,000 to purchase such policy.

          (c) Parent agrees to be jointly and severally liable with the Surviving Corporation for its indemnification obligations to the Indemnified Parties.

          (d) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 4.15.

          (e) The provisions of this Section 4.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      4.16 SECTION 16 APPROVAL. Prior to the Effective Time, the Board of Directors of Parent or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of Company who may become an officer or director of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of Parent Common Stock or options to acquire Parent Common Shares pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section
16. Parent shall, prior to the Effective Time, provide to counsel for Company copies of the resolutions adopted by the Board of Directors of Parent or a committee thereof to implement the foregoing.

      4.17 PARTICIPATION IN CERTAIN ACTIONS AND PROCEEDINGS. Until this Agreement is terminated in accordance with Section 8.1, Parent shall have the right to participate in the defense of any action, suit or proceeding instituted against Company (or any of its directors or officers) before any court or governmental or regulatory body or threatened by any governmental or regulatory body, to restrain, modify or prevent the consummation of the transactions contemplated by this Agreement, or to seek damages or a discovery order in connection with such transactions.

      4.18 GUARANTEE OF MERGER SUB'S OBLIGATIONS. Parent hereby unconditionally and irrevocably guarantees to Company, until the termination of this Agreement or the Effective Time, the due and timely performance and observance by Merger Sub of all of its representations, warranties and covenants under this Agreement.

              SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF EACH PARTY TO CONSUMMATE THE MERGER

      The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver by consent of the other party, at or before the Effective Time, of each of the following conditions:

      5.1 STOCKHOLDER APPROVAL. Company shall have obtained the vote of holders of Company Common Stock required to adopt this Agreement in accordance with the provisions of the DGCL and the Certificate of Incorporation and By-laws of Company.

      5.2 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement shall have been issued, and not withdrawn, by the SEC and no proceedings for that purpose shall be underway at the SEC; and no similar proceeding in respect of the Proxy Statement shall be underway at the SEC or, to the knowledge of Parent or Company, threatened by the SEC.

      5.3 ABSENCE OF ORDER. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. Parent and Company each agrees to use reasonable commercial efforts to have any such order or injunction lifted or stayed.

      5.4 REGULATORY APPROVALS. All material approvals from governmental entities shall have been obtained; provided, however, that the conditions of this Section 5.4 shall not apply to any party whose failure to fulfill its obligations under this Agreement shall have been the cause of, or shall have resulted in, such failure to obtain such approval.

      5.5 HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

      5.6 NASDAQ. Parent Common Stock shall continue to be quoted on Nasdaq.

             SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                 PARENT AND MERGER SUB TO CONSUMMATE THE MERGER

         The obligations of Parent and Merger Sub to consummate the Merger are subject, to the fulfillment of the following conditions, any one or more of which may be waived by Parent:

      6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by Company in this Agreement shall have been accurate as of the date of this Agreement and, other than representations and warranties made as of a particular date, shall be accurate as of the Closing Date as if made on and as of the Closing Date (without giving effect to any materiality or knowledge qualifiers) except (other than representations and warranties set forth in
Section 2.3) to the extent failure to be accurate, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The representations and warranties set forth in Section 2.3 shall be true and correct in all respects (other than de minimis variations) as of the Closing Date as if made on and as of the Closing Date. Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Company shall have delivered to Parent a certificate from its chief executive officer or chief financial officer, dated the Closing Date, to the foregoing effect.

      6.2 CORPORATE CERTIFICATES. Company shall have delivered a copy of the Certificate of Incorporation of Company, as in effect immediately prior to the Closing Date, certified by the Delaware Secretary of State and a certificate, as of the most recent practicable date, of the Delaware Secretary of State as to Company's corporate good standing.

      6.3 SECRETARY'S CERTIFICATE. Company shall have delivered a certificate of the Secretary of Company, dated as of the Closing Date, certifying as to (a) the incumbency of officers of Company executing documents executed and delivered in connection herewith, (b) a copy of the By-Laws of the Company, as in effect from the date this Agreement was approved by the Board of Directors of Company until the Closing Date, (c) a copy of the resolutions of the Board of Directors of the Company authorizing and approving the applicable matters contemplated hereunder and (iv) a copy of the resolutions of the stockholders of Company adopting this Agreement.

      6.4 AFFILIATE LETTERS. Parent shall have received the Affiliate Letters referred to in Section 4.8 that the Company has obtained.

      6.5 TAX OPINION. Parent shall have received the opinion of Palmer & Dodge LLP, dated as of the Closing Date, to the effect that (i) the Merger will constitute a reorganization under Section 368(a) of the Code, and (ii) Parent, Company and Merger Sub will each be a party to that reorganization. In rendering such opinion, counsel shall be entitled to rely on customary representation letters of Parent, Company and Merger Sub and others, in form and substance reasonably satisfactory to such counsel; provided, however, if Palmer & Dodge LLP was unwilling to deliver such opinion, this condition shall be deemed satisfied if Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. delivered such opinion.

      6.6 CONSENTS. Company shall have obtained waivers or consents, which shall remain in full force and effect, with respect to agreements for which the absence of such waivers or consents, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

      6.7 DISSENTING SHARES. The Dissenting Shares shall not exceed five percent (5%) of the shares of Company Common Stock issued and outstanding on the Closing Date.

             SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
                        COMPANY TO CONSUMMATE THE MERGER

      The obligation of Company to consummate the Merger is subject to the fulfillment of the following conditions, any one or more of which may be waived by it:

      7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by Parent in this Agreement shall have been accurate as of the date of this Agreement and, other than representations and warranties made as of a particular date, the representations and warranties of Parent and Merger Sub shall be accurate as of the Closing Date as if made on and as of the Closing Date (without giving effect to any materiality or knowledge qualifiers) except to the extent failure to be accurate, in the aggregate, could not reasonably be expected to have a

Parent Material Adverse Effect. Parent and Merger Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have delivered to Company a certificate from its chief executive officer or chief financial officer, dated the Closing Date, to the foregoing effect.

      7.2 MERGER DOCUMENTS. Merger Sub shall have executed and delivered the Certificate of Merger and Articles of Merger referred to in Section 1.2.

      7.3 TAX OPINION. Company shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., dated as of the Closing Date, to the effect that (i) the Merger will constitute a reorganization under Section 368(a) of the Code, and (ii) Parent, Company and Merger Sub will each be a party to that reorganization. In rendering such opinion, counsel shall be entitled to rely on customary representation letters of Parent, Company and Merger Sub and others, in form and substance reasonably satisfactory to such counsel; provided, however, if Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. was unwilling to deliver such opinion, this condition shall be deemed satisfied if Palmer & Dodge LLP delivered such opinion.

                 SECTION 8 - TERMINATION, AMENDMENT AND WAIVER

      8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after the stockholders of Company adopt this
Agreement:

          (a) by either Company or Parent, by written notice to the other, if the Effective Time shall not have occurred on or before May 15, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1(a) shall not be available to any party whose willful failure to fulfill any material covenant or other material agreement under this Agreement has resulted in the failure of the Merger to occur on or before such date; provided, further, however, that it shall be a condition precedent to the termination of this Agreement by Company pursuant to this Section 8.1(a) that Company shall have made any payment required by Section 8.3;

          (b) by Company (provided that Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to Parent, if a circumstance exists or circumstances exist such that it is reasonably certain that the conditions to Company's obligation to close that are set forth in Section 7.1 will not be satisfied; provided, however, Company shall not have a right to terminate this Agreement pursuant to this Section 8.1(b), (i) if the circumstance is or the circumstances are susceptible to change through action or inaction by Parent and (ii) within 20 days after written notice from Company, Parent effects a change in the circumstance or circumstances such that it ceases to be reasonably certain that the conditions to Company's obligation to close that are set forth in Section
7.1 will not be satisfied;

          (c) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to Company, if a circumstance exists or circumstances exist such that it is reasonably certain that the conditions to Parent's obligation to close that are set forth in Section 6.1 will not be satisfied;

provided, however, Parent shall not have a right to terminate this Agreement pursuant to this Section 8.1(c), (i) if the circumstance is or the circumstances are susceptible to change through action or inaction by Company and (ii) within 20 days after written notice from Parent, Company effects a change in the circumstance or circumstances such that it ceases to be reasonably certain that the conditions to Company's obligation to close that are set forth in Section
6.1 will not be satisfied;

          (d) by either Parent or Company, by written notice to the other, if any governmental entity of competent jurisdiction shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction or other action shall have become final and non-appealable;

          (e) by either Parent or Company, by written notice to the other, if the stockholders of Company shall not have adopted this Agreement within sixty
(60) days after the later of (i) the date Company mails the Proxy Statement/Prospectus to the Company stockholders or (ii) the date of the most recent supplemental proxy materials that Company is legally required to distribute to its stockholders; provided, however, that it shall be a condition precedent to the termination of this Agreement by Company pursuant to this
Section 8.1(e) that Company shall have made any payment required by Section 8.3; and provided, further however, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose willful failure to fulfill any material covenant or other material agreement under this Agreement has been the cause of or resulted in the failure to receive such stockholder vote on or before such date;

          (f) by Parent, by written notice to Company, if the Board of Directors of the Company (i) fails to include in the Proxy Statement/Prospectus its recommendation that Company's stockholders vote to adopt this Agreement or (ii) withdraws, modifies or qualifies its approval of, or its recommendation that Company stockholders vote in favor of, such action or takes any action or makes any statement inconsistent with such approval or recommendation, (iii) adopts resolutions approving or otherwise authorizes or recommends an Alternative Transaction or (iv) fails to recommend against, or takes a neutral position with respect to, a tender or exchange offer in any position taken pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act;

          (g) by Parent, in the event that Company or any of its directors takes any of the actions described in clause (ii) of the second sentence of Section
4.10 in response to a proposal for an Alternative Transaction more than 15 business days after it is obligated to notify Parent of its receipt of such Alternative Transaction proposal.

          (h) by Company at any time on or prior to the date that is four weeks after the initial filing of the Registration Statement, if as a result of a proposal for an Alternative Transaction, the Board of Directors of Company (including through a special committee or otherwise) shall have determined in good faith, after consultation with outside legal counsel, that the failure to terminate this Agreement would be reasonably likely to constitute a breach of their fiduciary duties under Delaware law in the absence of any limitation on the right to terminate this Agreement; provided, however, that it shall be a condition precedent to the termination of this Agreement by Company pursuant to this Section 8.1(h) that Company shall have made the payment required by Section 8.3; provided, further, however, that it shall be a condition precedent to the termination of this Agreement pursuant to Section 8.1(g) that Company shall have given Parent notice of its intention to terminate at least 48 hours prior to such termination;

          (i) by Parent, if any person or group (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or any of its affiliates, shall have become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least 15% of the outstanding shares of Company Common Stock; and

          (j) at any time with the written consent of Parent and Company.

      8.2 EFFECT OF TERMINATION. If this Agreement is terminated as provided in
Section 8.1, this Agreement shall forthwith become void and have no effect, without liability on the part of Parent, Merger Sub and Company and their respective directors, officers or stockholders, except that (a) the provisions of this Section 8, Section 9, Section 4.3 relating to expenses, and Section 4.7 relating to publicity shall survive, and (b) no such termination shall relieve any party from liability by reason of any willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

      8.3 TERMINATION FEE

          (a) FEE. If this Agreement is terminated by Company pursuant to
Section 8.1(a), (e) or (h), or by Parent (i) pursuant to Section 8.1(e) or (f) or (ii) pursuant to Section 8.1(c) due to a breach of Section 4.1(b) or Section 4.10, then Company shall pay to Parent in cash $31 million (the "Fee"); provided, however, that the Fee shall not be owed if this Agreement is terminated pursuant to 8.1(a) or (e) unless prior to the time of termination a bona fide Alternative Transaction shall have been announced and not withdrawn; and, provided, further, however, that the fee shall not be owed if this Agreement is terminated pursuant to Section 8.1(a) if, at the time of such termination, the conditions set forth in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 6.5 or Section 7.1 shall not have been satisfied or shall not have been capable of immediate satisfaction unless such failure was due to a material breach of this Agreement by the Company, or if Parent is in material breach of this Agreement on the date of termination. Company shall pay the Fee to Parent concurrently with Company terminating this Agreement and within one business day of Parent terminating this Agreement.

          (b) PAYMENTS. Any payments required under this Section 8.3 shall be payable by Company by wire transfer of immediately available funds to an account designated by Parent. If Company fails to promptly make any payment required under this Section 8.3 and Parent commences a suit to collect such payment, Company shall indemnify Parent for its fees and expenses (including attorneys fees and expenses) incurred in connection with such suit and shall pay Company interest on the amount of the payment at the prime rate of Fleet National Bank (or its successors or assigns) in effect on the date the payment was payable pursuant to this Section 8.3.

      8.4 AMENDMENT. This Agreement may be amended at any time before or after adoption of this Agreement by the stockholders of Company by an instrument signed by each of the parties hereto; provided, however, that after adoption of this Agreement by the stockholders of Company, without the further approval of the stockholders of Company, no amendment may be made that (a) alters or changes the amount or kind of consideration to be received as provided in

Section 1.6, (b) alters or changes any term of the Articles of Organization of the Surviving Corporation or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the stockholders of Company.

      8.5 WAIVER. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

                           SECTION 9 - MISCELLANEOUS

      9.1 NO SURVIVAL. None of the representations and warranties of Company, Parent or Merger Sub contained herein shall survive the Effective Time, and only those covenants and agreements contained herein that by their terms are to be performed after the Effective Time shall survive the Effective Time.

      9.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

          (a) if to Parent or Merger Sub, to:

                           Genzyme Corporation
                           One Kendall Square
                           Cambridge, Massachusetts 02139
                           Attn:  Peter Wirth
                           Telephone:     (617) 252-7882
                           Facsimile:     (617) 252-7553
                           with a copy to:

                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, Massachusetts  02108
                           Attn:  Paul M. Kinsella
                           Telephone:     (617) 573-0100
                           Facsimile:     (617) 227-4420

          (b) if to Company, to:

                           GelTex Pharmaceuticals, Inc.
                           Nine Fourth Avenue
                           Waltham, Massachusetts 02154
                           Attn: Mark Skaletsky
                           Telephone:     (781) 290-5888
                           Facsimile:     (781) 290-5890
                                with a copy to:

                          Mintz, Levin, Cohn, Ferris,
                          Glovsky and Popeo, P.C.
                          One Financial Center
                          Boston, Massachusetts 02111
                          Attn: Jeffrey M. Wiesen
                                Lewis J. Geffen
                          Telephone:   (617) 542-6000
                          Facsimile:   (617) 542-2241

Any party may by notice given in accordance with this Section 9.2 to the other parties designate another address or person for receipt of notices hereunder.

      9.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the Merger and related transactions, and supersede all prior agreements, written or oral, between the parties with respect thereto, other than the Confidentiality Agreement, which shall survive execution of this Agreement and any termination of this Agreement.

      9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions, except to the extent that the laws of the State of Delaware apply to the Merger and the rights of Company stockholders relative to the Merger.

      9.5 BINDING EFFECT; NO ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES.

          (a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto.

          (b) Other than Section 4.15, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Parent, Merger Sub and Company and their respective successors and permitted assigns and right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      9.6 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      9.7 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

      9.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

      9.9 SUBMISSION TO JURISDICTION; WAIVER. Each of Company, Parent and Merger Sub (when joined pursuant to the Joinder Agreement) irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the Commonwealth of Massachusetts and each of Company, Parent and Merger Sub (when joined pursuant to the Joinder Agreement) hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Company, Parent and Merger sub (when joined pursuant to the Joinder Agreement) hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      9.10 ENFORCEMENT. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

      9.11 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      9.12 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND MERGER SUB (WHEN JOINED PURSUANT TO THE JOINDER AGREEMENT) HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.

      IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger under seal as of the date first stated above.


                                         GELTEX PHARMACEUTICALS, INC.



                                         By  /s/ Mark Skaletsky
                                           -------------------------------------
                                             Name:   Mark Skaletsky
                                             Title:  President and Chief
                                                     Executive Officer

                                         GENZYME CORPORATION


                                         By  /s/ Peter Wirth
                                           -------------------------------------
                                             Name:   Peter Wirth
                                             Title:  Executive Vice President




                [Signature Page to Agreement and Plan of Merger]

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

SECTION 1   - THE MERGER....................................................  1

   1.1     The Merger.......................................................  1

   1.2     Effective Time...................................................  2

   1.3     Effects of the Merger............................................  2

   1.4     Articles of Organization and By-Laws.............................  2

   1.5     Directors and Officers...........................................  2

   1.6     Conversion of Common Stock.......................................  2

   1.7     Company Options, Warrants and Purchase Rights....................  6

   1.8     Closing of Company Transfer Books................................  7

   1.9     Exchange of Certificates.........................................  8

   1.10    No Liability.....................................................  8

   1.11    Lost Certificates................................................  9

   1.12    Withholding Rights...............................................  9

   1.13    Distributions with Respect to Unexchanged Shares.................  9

   1.14    Further Assurances...............................................  9

SECTION 2  - REPRESENTATIONS AND WARRANTIES OF COMPANY......................  9

   2.1     Organization and Qualification................................... 10

   2.2     Authority to Execute and Perform Agreements...................... 10

   2.3     Capitalization and Title to Shares............................... 10

   2.4     Company Subsidiaries............................................. 12

   2.5     SEC Reports...................................................... 12

   2.6     Financial Statements............................................. 13

   2.7     Absence of Undisclosed Liabilities............................... 13

   2.8     Absence of Adverse Changes....................................... 13

   2.9     Compliance with Laws............................................. 13

   2.10    Actions and Proceedings.......................................... 14

   2.11    Contracts and Other Agreements................................... 14

   2.12    Intellectual Property............................................ 15

   2.13    Insurance........................................................ 16

   2.14    Commercial Relationships......................................... 16

   2.15    Tax Matters...................................................... 16

                                TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----

   2.16    Employee Benefit Plans........................................... 18

   2.17    Employee Relations............................................... 19

   2.18    Environmental Matters............................................ 20

   2.19    No Breach........................................................ 22

   2.20    Board Approvals.................................................. 23

   2.21    Financial Advisor................................................ 23

   2.22    Proxy Statement and Registration Statement....................... 23

SECTION 3  - REPRESENTATIONS AND WARRANTIES OF PARENT....................... 24

   3.1     Organization and Qualification................................... 24

   3.2     Authority to Execute and Perform Agreement....................... 24

   3.3     Capitalization................................................... 24

   3.4     SEC Reports...................................................... 25

   3.5     Financial Statements............................................. 25

   3.6     Absence of Undisclosed Liabilities............................... 25

   3.7     Absence of Adverse Changes....................................... 26

   3.8     Actions and Proceedings.......................................... 26

   3.9     Intellectual Property............................................ 26

   3.10    No Breach........................................................ 26

   3.11    Proxy Statement and Registration Statement....................... 27

   3.12    Financing........................................................ 27

   3.13    Merger Sub....................................................... 27

SECTION 4  - COVENANTS AND AGREEMENTS....................................... 28

   4.1     Conduct of Business.............................................. 28

   4.2     Corporate Examinations and Investigations........................ 31

   4.3     Expenses......................................................... 31

   4.4     Authorization from Others........................................ 31

   4.5     Further Assurances............................................... 31

   4.6     Preparation of Disclosure Documents.............................. 32

   4.7     Public Announcements............................................. 33

   4.8     Affiliate Letters................................................ 33

   4.9     Nasdaq Listings.................................................. 33

                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----

   4.10    No Solicitation.................................................. 33

   4.11    Regulatory Filings............................................... 34

   4.12    Notification of Certain Matters.................................. 34

   4.13    Registration of Certain Shares................................... 35

   4.14    Employee Matters................................................. 35

   4.15    Indemnification.................................................. 36

   4.16    Section 16 Approval.............................................. 36

   4.17    Participation in Certain Actions and Proceedings................. 36

   4.18    Guarantee of Merger Sub's Obligations............................ 37

SECTION 5  - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH
           PARTY TO CONSUMMATE THE MERGER................................... 37

   5.1     Stockholder Approval............................................. 37

   5.2     Registration Statement........................................... 37

   5.3     Absence of Order................................................. 37

   5.4     Regulatory Approvals............................................. 37

   5.5     HSR Act.......................................................... 37

   5.6     Nasdaq........................................................... 37

SECTION 6  - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
           PARENT AND MERGER SUB TO CONSUMMATE THE MERGER................... 37

   6.1     Representations, Warranties and Covenants........................ 37

   6.2     Corporate Certificates........................................... 38

   6.3     Secretary's Certificate.......................................... 38

   6.4     Affiliate Letters................................................ 38

   6.5     Tax Opinion...................................................... 38

   6.6     Consents......................................................... 38

   6.7     Dissenting Shares................................................ 38

SECTION 7  - CONDITIONS PRECEDENT TO THE OBLIGATION OF
           COMPANY TO CONSUMMATE THE MERGER................................. 39

   7.1     Representations, Warranties and Covenants........................ 39

   7.2     Merger Documents................................................. 39

   7.3     Tax Opinion...................................................... 39

SECTION 8  - TERMINATION, AMENDMENT AND WAIVER.............................. 39

                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----

   8.1     Termination...................................................... 39

   8.2     Effect of Termination............................................ 41

   8.3     Termination Fee.................................................. 41

   8.4     Amendment........................................................ 42

   8.5     Waiver........................................................... 42

SECTION 9  - MISCELLANEOUS.................................................. 42

   9.1     No Survival...................................................... 42

   9.2     Notices.......................................................... 42

   9.3     Entire Agreement................................................. 43

   9.4     Governing Law.................................................... 43

   9.5     Binding Effect; No Assignment; No Third-Party Beneficiaries...... 43

   9.6     Section Headings, Construction................................... 44

   9.7     Counterparts..................................................... 44

   9.8     Severability..................................................... 44

   9.9     Submission to Jurisdiction; Waiver............................... 44

   9.10    Enforcement...................................................... 44

   9.11    Rules of Construction............................................ 45

   9.12    Waiver of Jury Trial............................................. 45

                                    EXHIBITS

Exhibit A                  Form of Agreement of Joinder

Exhibit B                  Form of Affiliate Letter

                                                                       EXHIBIT A

           [FORM OF AGREEMENT OF JOINDER TO BE EXECUTED BY MERGER SUB]

         The undersigned [Name] ("Merger Sub"), a Massachusetts corporation and wholly-owned subsidiary of Genzyme Corporation, hereby joins in the foregoing Agreement and Plan of Merger and agrees to be a party thereto and to perform the obligations of Merger Sub thereunder, as though it had been a party thereto from the date thereof.

         IN WITNESS WHEREOF, Merger Sub has caused this Agreement of Joinder to be signed as a sealed instrument by its duly authorized officers as of _______________, 2000.

                                          [NAME OF MERGER SUB]

                                          By:
                                             -----------------------------------
                                                President

                                          By:
                                             -----------------------------------
                                                Treasurer

                                                                       EXHIBIT B

                           [FORM OF AFFILIATE LETTER]

                                ___________, 2000

Genzyme Corporation
One Kendall Square
Cambridge, MA  02139

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of GelTex Pharmaceuticals, Inc.)(the "Company"), a Delaware corporation, as the term "affiliate" is used in Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of September __, 2000 between Genzyme Corporation ("Parent"), a Massachusetts corporation, and the Company, the Company will be merged with and into a wholly owned subsidiary of Parent (the "Merger").

         In connection with the Merger, I am entitled to receive shares of Genzyme General Division common stock, $0.01 par value per share (the "Parent Shares"), in exchange for the shares owned by me of common stock, $0.01 par value per share, of the Company (the "Company Shares").

         I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

         (a) I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Securities Act or the rules and regulations thereunder.

         (b) I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

         (c) I have been advised that the issuance of the Parent Shares to me pursuant to the Merger has been or will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4; however, because I may be deemed to be an affiliate of the Company and the distribution of the Parent Shares by me or on my behalf has not been registered under the Securities Act, dispositions of the Parent Shares by me or on my behalf may be restricted under the Securities Act and the rules and regulations thereunder. I will not sell, transfer, hedge, encumber or otherwise dispose of the Parent Shares issued to me in the Merger unless the disposition (x) is made in conformity with the volume and other limitations of Rule 145 under the Securities Act, (y) is made pursuant to an effective Registration Statement under the Securities Act or (z) is, in the opinion of counsel reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the staff of the SEC, exempt from registration under the Securities Act.

         (d) I understand that Parent is under no obligation to register under the Securities Act the disposition of the Parent Shares by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

         (e) I also understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

             THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND GENZYME CORPORATION.

         (f) I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145 under the Securities Act (and satisfactory evidence of such conformity is provided to Parent), or pursuant to an effective registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

         It is understood and agreed that the legends set forth in paragraphs
(e) and (f) above shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to Parent a copy of a "no action" or interpretive letter from the staff of the SEC, or an opinion of counsel reasonably satisfactory to Parent in form and substance satisfactory to Parent, to the effect that disposition of the shares by the holder thereof is not restricted under the Securities Act.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.



                                           Very truly yours,

                                           -------------------------------------
                                           Name (print):
                                           Address:


Accepted:

GENZYME CORPORATION

By:
   -----------------------------------------
Name (print):
Title:


Dated:
      --------------------------------------